Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 796-8320

Select Income REIT Announces Second Quarter 2017 Results
Second Quarter Net Income of $0.30 Per Share
Second Quarter Normalized FFO of $0.70 Per Share

Newton, MA (July 25, 2017): Select Income REIT (Nasdaq: SIR) today announced financial results for the quarter and six months ended June 30, 2017.

David Blackman, President and Chief Operating Officer of SIR, made the following statement:

"During the second quarter of 2017, Select Income REIT entered into new and renewal leases for approximately 202,000 square feet and executed one rent reset in Hawaii on a 79,000 square foot lease. We also issued $350 million of seven year senior unsecured notes, which we used to pay down our revolving credit facility and for general business purposes."

Results for the Quarter Ended June 30, 2017:

Net income attributed to SIR was $26.7 million, or $0.30 per diluted share, for the quarter ended June 30, 2017, compared to $30.8 million, or $0.34 per diluted share, for the same quarter last year.

Normalized funds from operations, or Normalized FFO, attributed to SIR for the quarter ended June 30, 2017 were $62.1 million, or $0.70 per diluted share, compared to $64.2 million, or $0.72 per diluted share, for the same quarter last year.

Reconciliations of net income attributed to SIR determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributed to SIR and to Normalized FFO attributed to SIR for the quarters ended June 30, 2017 and 2016 appear later in this press release.

Results for the Six Months Ended June 30, 2017:

Net income attributed to SIR was $33.4 million, or $0.37 per diluted share, for the six months ended June 30, 2017, compared to $63.5 million, or $0.71 per diluted share, for the same period last year. Net income attributed to SIR per diluted share for the six months ended June 30, 2017 includes a write-off of straight line rents receivable of $12.5 million, or $0.14 per diluted share, and a loss on asset impairment of $4.0 million, or $0.05 per diluted share, both of which resulted from a tenant bankruptcy, as well as estimated business management incentive fees of $8.8

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

million, or $0.10 per diluted share. The bankrupt tenant formerly leased two properties from SIR, one of which is substantially vacant and the second of which is occupied by a subtenant with whom SIR is negotiating for a direct lease.

Normalized FFO attributed to SIR for the six months ended June 30, 2017 were $114.5 million, or $1.28 per diluted share, compared to $130.4 million, or $1.46 per diluted share, for the same period last year. Normalized FFO for the six months ended June 30, 2017 include a write-off of straight line rents receivable of $12.5 million, or $0.14 per diluted share, related to leases associated with the tenant bankruptcy discussed above.

Reconciliations of net income attributed to SIR determined in accordance with GAAP to FFO attributed to SIR and to Normalized FFO attributed to SIR for the six months ended June 30, 2017 and 2016 appear later in this press release.

Leasing, Occupancy and Same Property Results:

SIR entered into lease renewals for approximately 161,000 square feet and new leases for approximately 41,000 square feet during the quarter ended June 30, 2017, which resulted in combined weighted average (by square feet) rental rates that were approximately 2.6% lower than prior rents for the same space. The weighted average (by square feet) lease term for these leases was 31.1 years. Commitments for tenant improvements, leasing costs and concessions for these leases totaled approximately $2.5 million, or approximately $0.40 per square foot per weighted average lease year. During the quarter ended June 30, 2017, SIR also completed one rent reset for a Hawaii lease of approximately 79,000 square feet of land at a rental rate that was approximately 48.9% higher than the prior rental rate.

As of June 30, 2017, 95.9% of SIR’s total rentable square feet was leased, compared to 95.9% as of March 31, 2017 and 96.8% as of June 30, 2016. Occupancy for properties owned continuously since April 1, 2016 also decreased to 95.9% at June 30, 2017 from 96.8% at June 30, 2016. Same property cash basis net operating income, or Cash Basis NOI, decreased 0.5% for the quarter ended June 30, 2017 compared to the quarter ended June 30, 2016, primarily as a result of the decline in occupancy during 2017, partially offset by contractual rent increases for certain properties since April 1, 2016.

Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI for the quarters and six months ended June 30, 2017 and 2016 appear later in this press release.

Recent Investment Activities:

As previously disclosed, on April 28, 2017, SIR acquired a single tenant office property located in Norfolk, VA with 288,662 rentable square feet for a purchase price of $55.1 million, excluding acquisition related costs. This property is 100% leased and had a remaining lease term as of the acquisition date of approximately 10.2 years.

As previously disclosed, on May 12, 2017, SIR acquired a single tenant, net leased office property located in Houston, TX with 84,150 rentable square feet for a purchase price of $20.3 million, excluding acquisition related costs. This property is 100% leased and had a remaining lease term as of the acquisition date of approximately 10.6 years.

On July 19, 2017, SIR acquired a single tenant, net leased office property located in Indianapolis, IN with approximately 275,000 rentable square feet for a purchase price of $41.1 million, excluding acquisition related costs. This property is 100% leased and had a remaining lease term as of the acquisition date of approximately 10.0 years.

Recent Disposition Activities:

On April 26, 2017, SIR entered an agreement to sell one mainland office property with 287,037 rentable square feet for $18.0 million, excluding closing costs. This sale is currently expected to occur by year end.

Recent Financing Activities:

On May 15, 2017, SIR issued $350.0 million aggregate principal amount of 4.250% senior unsecured notes due 2024 in an underwritten public offering. The net proceeds from this offering of $342.2 million after discounts and offering expenses were used to repay amounts outstanding under SIR's revolving credit facility and for general business purposes.

On July 3, 2017, SIR repaid at par, a $17.4 million 5.95% mortgage note which was secured by two buildings located in Carlsbad, CA. This mortgage was scheduled to mature on September 1, 2017.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, John Popeo, will host a conference call to discuss SIR’s second quarter 2017 financial results.

The conference call telephone number is (877) 328-4494. Participants calling from outside the United States and Canada should dial (412) 317-5433. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, August 1, 2017. To access the replay, dial (412) 317-0088. The replay pass code is 10110419.

A live audio webcast of the conference call will also be available in a listen-only mode on SIR's website, which is located at www.sirreit.com. Participants wanting to access the webcast should visit SIR's website about five minutes before the call. The archived webcast will be available for replay on SIR's website following the call for about one week. The transcription, recording and retransmission in any way of SIR’s second quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Second Quarter 2017 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

Select Income REIT is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants. SIR is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, Cash Basis NOI, FFO attributed to SIR and Normalized FFO attributed to SIR and a reconciliation of those amounts to amounts determined according to GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
SIR HAS ENTERED AN AGREEMENT TO SELL ONE MAINLAND OFFICE PROPERTY FOR $18.0 MILLION, EXCLUDING CLOSING COSTS. THIS TRANSACTION IS SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Rental income	$97,041	$96,615	$194,385	$194,475
Tenant reimbursements and other income	18,829	18,289	37,779	37,661
Total revenues	115,870	114,904	232,164	232,136

Expenses:
Real estate taxes	10,836	10,522	21,679	20,810
Other operating expenses	13,523	12,635	26,390	25,593
Depreciation and amortization	34,317	33,405	68,057	66,874
Acquisition related costs	—	—	—	58
General and administrative (1)	8,181	7,374	23,069	14,350
Write-off of straight line rents receivable, net (2)	—	—	12,517	—
Loss on asset impairment (2)	—	—	4,047	—
Loss on impairment of real estate assets	229	—	229	—
Total expenses	67,086	63,936	155,988	127,685

Operating income	48,784	50,968	76,176	104,451

Dividend income	396	475	793	475
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $1,568, $1,376, $2,972 and $2,750, respectively)	(22,808)	(20,584)	(43,895)	(41,193)
Income before income tax expense and equity in earnings of an investee	26,372	30,859	33,074	63,733
Income tax expense	(85)	(124)	(187)	(263)
Equity in earnings of an investee	374	17	502	94
Net income	26,661	30,752	33,389	63,564
Net income allocated to noncontrolling interest	—	—	—	(33)
Net income attributed to SIR	$26,661	$30,752	$33,389	$63,531

Weighted average common shares outstanding - basic	89,338	89,292	89,334	89,289
Weighted average common shares outstanding - diluted	89,362	89,315	89,356	89,306

Net income attributed to SIR per common share - basic and diluted	$0.30	$0.34	$0.37	$0.71

(1)	General and administrative expenses include estimated business management incentive fee expense of $920 for the three months ended June 30, 2017 and $8,766 for the six months ended June 30, 2017.

(2)
In March 2017, one of SIR's tenants filed for bankruptcy and rejected two leases with SIR; one for a property located in Huntsville, AL with approximately 1,400 rentable square feet and an original lease term until August 2032; and one for a property in Hanover, PA with approximately 502 rentable square feet and an original lease term until September 2028. The Huntsville, AL property is occupied by a subtenant that continues to pay rent to SIR in an amount equal to the rent under the rejected lease. The sublease term runs concurrently with the former tenant’s original lease term, subject to certain termination rights by the subtenant. SIR expects that the lost rents plus carrying costs, such as real estate taxes, insurance, security and other operating costs, from a fully vacant Hanover, PA property may total approximately $3,800 per year. SIR is holding a security deposit of $3,739 from the tenant with respect to the Hanover, PA property, which SIR expects to retain and, therefore, has offset the amount of the security deposit against its lease rejection damages. During the three months ended March 31, 2017, SIR recorded a non-cash charge of $12,517 to write off straight line rents receivable (net of the $3,739 security deposit) related to leases with the former tenant at both properties plus an impairment charge of $4,047 related to the write off of lease intangibles related to the property located in Hanover, PA.

Select Income REIT

Funds from Operations Attributed to SIR and Normalized Funds from Operations Attributed to SIR (1)

(amounts in thousands, except per share data)
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2017	2016	2017	2016

Net income attributed to SIR		$26,661	$30,752	$33,389	$63,531
Plus:	depreciation and amortization	34,317	33,405	68,057	66,874
Plus:	loss on impairment of real estate assets	229	—	229	—
Plus:	net income allocated to noncontrolling interest	—	—	—	33
Less:	FFO allocated to noncontrolling interest	—	—	—	(77)
FFO attributed to SIR		61,207	64,157	101,675	130,361
Plus:	acquisition related costs	—	—	—	58
Plus:	estimated business management incentive fees (2)	920	—	8,766	—
Plus:	loss on asset impairment (3)	—	—	4,047	—
Normalized FFO attributed to SIR		$62,127	$64,157	$114,488	$130,419

Weighted average common shares outstanding - basic		89,338	89,292	89,334	89,289
Weighted average common shares outstanding - diluted		89,362	89,315	89,356	89,306

FFO attributed to SIR per common share - basic		$0.69	$0.72	$1.14	$1.46
FFO attributed to SIR per common share - diluted		$0.68	$0.72	$1.14	$1.46
Normalized FFO attributed to SIR per common share - basic and diluted		$0.70	$0.72	$1.28	$1.46
Distributions declared per common share		$0.51	$0.50	$1.02	$1.00

(1)       SIR calculates FFO attributed to SIR and Normalized FFO attributed to SIR as shown above. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, loss on impairment of real estate assets and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO attributed to SIR differs from NAREIT’s definition of FFO because SIR includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SIR’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and SIR excludes acquisition related costs expensed under GAAP, loss on asset impairment and Normalized FFO from noncontrolling interest, net of FFO, if any. SIR considers FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributed to a REIT and operating income. SIR believes that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of its operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s qualification for taxation as a REIT, limitations in SIR’s credit agreement and public debt covenants, the availability to SIR of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance and SIR’s expected needs and availability of cash to pay its obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributed to SIR or operating income as an indicator of SIR’s operating performance or as a measure of SIR’s liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in SIR’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SIR does.

(2)
Incentive fees under SIR’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in SIR’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, SIR recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SIR recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, SIR does not include such expense in the calculation of Normalized FFO attributed to SIR until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO attributed to SIR excludes estimated business management incentive fee expense of $920 for the three months ended June 30, 2017 and $8,766 for the six months ended June 30, 2017.

(3)
During the three months ended March 31, 2017, SIR recorded a $4,047 loss on asset impairment for unamortized lease intangibles related to a lease associated with a tenant bankruptcy at a property located in Hanover, PA.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Calculation of NOI and Cash Basis NOI:
Rental income	$97,041	$96,615	$194,385	$194,475
Tenant reimbursements and other income	18,829	18,289	37,779	37,661
Real estate taxes	(10,836)	(10,522)	(21,679)	(20,810)
Other operating expenses	(13,523)	(12,635)	(26,390)	(25,593)
NOI	91,511	91,747	184,095	185,733
Non-cash straight line rent adjustments included in rental income (2)	(5,389)	(6,269)	(10,780)	(12,571)
Lease value amortization included in rental income (2)	(527)	(419)	(961)	(855)
Lease termination fees included in rental income (2)	(101)	—	(101)	—
Non-cash amortization included in other operating expenses (3)	(213)	(213)	(426)	(426)
Cash Basis NOI	$85,281	$84,846	$171,827	$171,881

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$26,661	$30,752	$33,389	$63,564
Equity in earnings of an investee	(374)	(17)	$(502)	(94)
Income tax expense	85	124	187	263
Income before income tax expense and equity in earnings of an investee	26,372	30,859	33,074	63,733
Interest expense	22,808	20,584	43,895	41,193
Dividend income	(396)	(475)	(793)	(475)
Operating income	48,784	50,968	76,176	104,451

Loss on impairment of real estate assets	229	—	229	—
Loss on asset impairment (4)	—	—	4,047	—
Write-off of straight line rents receivable, net (4)	—	—	12,517	—
General and administrative	8,181	7,374	23,069	14,350
Acquisition related costs	—	—	—	58
Depreciation and amortization	34,317	33,405	68,057	66,874
NOI	91,511	91,747	184,095	185,733
Non-cash straight line rent adjustments included in rental income (2)	(5,389)	(6,269)	(10,780)	(12,571)
Lease value amortization included in rental income (2)	(527)	(419)	(961)	(855)
Lease termination fees included in rental income (2)	(101)	—	(101)	—
Non-cash amortization included in other operating expenses (3)	(213)	(213)	(426)	(426)
Cash Basis NOI	$85,281	$84,846	$171,827	$171,881

(1)
The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s property level results of operations. SIR calculates NOI and Cash Basis NOI as shown above. SIR defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because SIR records those amounts as depreciation and amortization. SIR defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties. SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributed to SIR or operating income as an indicator of SIR’s operating performance or as a measure of SIR’s liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in SIR’s condensed consolidated statements of income.  Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SIR does.

(2)
SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

(4)
During the three months ended March 31, 2017, SIR recorded a $12,517 non-cash write-off of straight line rents receivable related to leases associated with a tenant bankruptcy at two properties located in Huntsville, AL and Hanover, PA and a $4,047 loss on asset impairment for unamortized lease intangibles related to a lease associated with this tenant bankruptcy at the property located in Hanover, PA.

Select Income REIT

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$97,041	$96,615	$194,385	$194,475
Tenant reimbursements and other income	18,829	18,289	37,779	37,661
Real estate taxes	(10,836)	(10,522)	(21,679)	(20,810)
Other operating expenses	(13,523)	(12,635)	(26,390)	(25,593)
NOI	91,511	91,747	184,095	185,733
Less:
NOI of properties not included in same property results	(1,739)	—	(2,121)	—
Same property NOI	$89,772	$91,747	$181,974	$185,733

Calculation of Same Property Cash Basis NOI (2)(3):
Same property NOI	$89,772	$91,747	$181,974	$185,733
Less:
Non-cash straight line rent adjustments included in rental income (4)	(4,495)	(6,269)	(9,743)	(12,571)
Lease value amortization included in rental income (4)	(536)	(419)	(979)	(855)
Lease termination fees included in rental income (4)	(101)	—	(101)	—
Non-cash amortization included in other operating expenses (5)	(213)	(213)	(426)	(426)
Same property Cash Basis NOI	$84,427	$84,846	$170,725	$171,881

(1)
See footnote (1) on page 7 of this press release for the definitions of NOI and Cash Basis NOI, a description of why SIR believes they are appropriate supplemental measures and a description of how SIR uses these measures.

(2)	For the three months ended June 30, 2017, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of June 30, 2017, and which it owned continuously since April 1, 2016.

(3)	For the six months ended June 30, 2017, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of June 30, 2017, and which it owned continuously since January 1, 2016.

(4)
SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(5)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
Real estate properties:
Land	$1,035,579	$1,038,686
Buildings and improvements	3,132,584	3,103,734
	4,168,163	4,142,420
Accumulated depreciation	(275,434)	(242,628)
	3,892,729	3,899,792
Properties held for sale	23,089	—
Acquired real estate leases, net	496,792	506,298
Cash and cash equivalents	21,683	22,127
Restricted cash	69	44
Rents receivable, including straight line rents of $111,821 and $117,008, respectively, net of allowance for doubtful accounts of $895 and $873, respectively	114,430	124,089
Deferred leasing costs, net	11,380	10,051
Other assets, net	113,418	77,281
Total assets	$4,673,590	$4,639,682

LIABILITIES AND SHAREHOLDERS' EQUITY
Unsecured revolving credit facility	$67,000	$327,000
Unsecured term loan, net	348,622	348,373
Senior unsecured notes, net	1,774,769	1,430,300
Mortgage notes payable, net	245,235	245,643
Accounts payable and other liabilities	95,353	101,605
Assumed real estate lease obligations, net	73,200	77,622
Rents collected in advance	16,436	18,815
Security deposits	8,332	11,887
Due to related persons	13,389	4,475
Total liabilities	2,642,336	2,565,720

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,442,647 and 89,427,869 shares issued and outstanding, respectively	894	894
Additional paid in capital	2,180,054	2,179,669
Cumulative net income	474,696	441,307
Cumulative other comprehensive income	35,206	20,472
Cumulative common distributions	(659,596)	(568,380)
Total shareholders' equity	2,031,254	2,073,962
Total liabilities and shareholders' equity	$4,673,590	$4,639,682
(END)